Exhibit 99.1

Citrix Announces $750 Million Accelerated Share Repurchase

Intends to Repurchase $750 million of stock

FORT LAUDERDALE, Fla. – February 2, 2018 – Citrix Systems, Inc. (NASDAQ:CTXS) today announced that as part of its capital return program, Citrix entered into an accelerated share repurchase (“ASR”) transaction with Goldman Sachs & Co. LLC (“Dealer”) on February 2, 2018 to repurchase an aggregate of $750 million of its common stock.

Under the terms of the ASR, Citrix has agreed to repurchase $750 million of its common stock from Dealer, in total. On February 5, 2018, Citrix will pay to the Dealer $750 million in exchange for the delivery of approximately 6.5 million shares of Citrix common stock based on current market prices of Citrix common stock. The purchase price per share under the ASR is subject to adjustment and is expected to equal the volume-weighted average price of Citrix’s common stock during the term of the ASR, less a discount. The exact number of shares repurchased pursuant to the ASR will be determined based on such purchase price. The ASR transaction is expected to be completed by the end of April 2018.

The ASR was entered into pursuant to Citrix’s existing share repurchase program. Citrix has repurchased $750 million out of a total authorization of approximately $2 billion approved by its board of directors in November 2017. After taking into account the $750 million shares repurchased pursuant to this ASR, Citrix will have approximately $500 million of remaining share repurchase authorization available.

About Citrix

Citrix (NASDAQ:CTXS) aims to power a world where people, organizations and things are securely connected and accessible to make the extraordinary possible. We help customers reimagine the future of work by providing the most comprehensive secure digital workspace that unifies the apps, data and services people need to be productive, and simplifies IT’s ability to adopt and manage complex cloud environments. Citrix solutions are in use by more than 400,000 organizations including 99 percent of the Fortune 100 and 98 percent of the Fortune 500. Learn more at www.citrix.com.

For Citrix Investors

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Those statements involve a number of factors that could cause actual results to differ materially, including statements concerning new products, research and development, offerings of products and services, market positioning and opportunities, headcount, customer demand, distribution and sales channels, our partners and other strategic or technology relationships, financial information and results of operations for future periods, product and price competition, strategy and growth initiatives, seasonal factors, natural disasters, stock-based compensation, licensing and subscription renewal programs, restructuring activities, international operations, investment transactions and valuations of investments and derivative instruments, reinvestment or repatriation of foreign earnings, fluctuations in foreign exchange rates, tax matters, tax rates, the expected benefits of acquisitions, changes in domestic and foreign economic conditions and credit markets, liquidity and debt obligations, changes in accounting rules or guidance, share repurchase activity, litigation and intellectual property matters. These statements are neither promises nor guarantees. Our actual results of operations and financial condition have varied and could in the future vary materially from those stated in any forward-looking statements.

More information about factors that could adversely affect the company’s operating results and the market value of the Notes referenced above is described in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2016 and in our subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company’s Investor Relations website at http://investors.citrix.com/sec-filings or the SEC’s website at www.sec.gov, and under the captions “Risk Factors” in the prospectus supplement and prospectus related to the offering. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements. The information contained in, or that can be accessed through, the company’s websites (including, without limitation, the Investor Relations website mentioned in this paragraph) is not part of this press release. Any reference to the company’s websites are intended to be inactive textual references only.

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